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                               WELLS FARGO & COMPANY
                             1990 DIRECTOR OPTION PLAN


I.    PURPOSE

      The purpose of this 1990 Director Option Plan (the "Plan") of Wells Fargo & Company (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress and to provide them with a further incentive to continue as directors of the Company.

II.   ELIGIBILITY

      Each director of the Company is eligible to participate in the Plan, unless he or she is an employee of the Company or any subsidiary of the Company.

III.  STOCK SUBJECT TO THE PLAN

      A. CLASS.   The stock which is the subject of options granted under the
Plan shall be the Company's authorized but unissued Common Stock, par value $5 per share ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Company may repurchase shares in the open market or otherwise.

      B. AGGREGATE ANNUAL AMOUNT. The total number of shares subject to options granted under the Plan in any one calendar year shall not exceed 20,000 shares (subject to adjustment under Section VIII).

IV.   TERMS, CONDITIONS AND FORM OF OPTIONS

      Each option granted under this Plan shall be evidenced by a written agreement in substantially the form attached hereto as Exhibit A, which agreement shall comply with and be subject to the following terms and conditions:

      A. NON-STATUTORY STOCK OPTIONS. All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under
Section 422A of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "Code"),

      B. OPTION GRANT DATES. Options shall be granted automatically on the date of adoption of the Plan by the Board of Directors and on the date of each annual meeting of the Company's stockholders ("Annual Meeting") beginning with the 1991 Annual

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Meeting. If, after the date of adoption of the Plan , a director first becomes an eligible director on a date other than an Annual Meeting, an option shall be granted to such director on the date that he or she first becomes eligible.

      C. NUMBER OF OPTION SHARES. An option granted to an eligible director on the date of adoption of the Plan or the date of an Annual Meeting shall be an option to acquire five hundred (500) shares. The number of shares granted to a director on a date other than the date of an Annual Meeting shall be equal to forty-two (42) multiplied by the number of full months remaining after the date of grant and prior to the next following Annual Meeting.

      D.   TRANSFERABILITY.    Each option granted under the Plan by its
terms shall not be transferable by the director otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the director only by such director.

      E.   TERM OF OPTION.     Options become exercisable on the first
anniversary of the date upon which they were granted; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the death of the director or retirement because of total and permanent disability or, in the case of an option that has been outstanding for at least six (6) months, retirement by reason of age in accordance with Company policy. In no event, however, shall any option become exercisable prior to stockholder approval of the Plan in accordance with Article IX. Unless terminated earlier in accordance with the terms of the Plan, each option shall terminate upon the expiration of ten (10) years after such option was granted.

      F. MANNER OF EXERCISE. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full consideration for the shares as to which they are exercised in one or a combination of the following alternative forms:

               i.   cash;

               ii. shares of Common Stock held for at least six (6) months, valued as of the exercise date; or

               iii. to the extent that such exercise would not result in a violation of Section 16(b) of the Securities Exchange Act of 1934, by delivering a properly executed exercise notice together with irrevocable instructions to a


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                    broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; provided that such exercise shall be conditioned upon, and no shares shall be issued pursuant to such exercise until, receipt of such amount by the Corporation.

      G.   TERMINATION OF DIRECTORSHIP.    All rights of a director in an
option, to the extent that it has not been exercised, shall terminate upon the termination of his or her services as a director for any reason other than the death of the director or retirement because of age in accordance with Company policy or retirement because of total and permanent disability, In the case of such a retirement, whether by reason of disability or age, a director's option shall terminate three (3) years after the date of retirement or, if earlier, on the original expiration date of the option. The foregoing notwithstanding, any option granted to a director under the Plan and outstanding on the date of the director's death may be exercised by the personal representative of the director's estate or by the person or persons to whom the option is transferred pursuant to the director's will or in accordance with the laws of descent and distribution, at any time prior to the earlier of the three years after the date of the director's death or the original expiration date of such option; upon the earlier of such events the option shall terminate.

V.    OPTION PRICE

      The option price per share for the shares covered by each option shall be the fair market value of one share of Common Stock as of the date of grant of the option.

VI.   VALUATION OF COMMON STOCK

      For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be its closing price as quoted on the New York Stock Exchange Composite Tape, on the day immediately prior to the date in question. If there is no quotation available for such day, then the closing price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

VII.  NO RIGHT TO CONTINUE AS A DIRECTOR

      Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

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VIII. ADJUSTMENT TO STOCK

      In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares that may be the subject of options granted under the Plan in any one calendar year and the number of shares and price per share of stock subject to outstanding options. The grant of options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IX.   EFFECTIVE DATE

      The Plan shall take effect on the date of adoption by the Board of Directors of the Company, but no shares of Common Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Corporation's voting stock present or represented and voting at a duly-held meeting at which a quorum is present or represented. If such shareholder approval is not obtained, then any options previously granted under the Plan shall terminate and no further options shall be granted.

X.    AMENDMENT OF THE PLAN

      The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that the Board shall not, without the approval of the Company's stockholders (i) change the number of shares of Common Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Article VIII), (ii) modify the eligibility requirements for awards under the Plan or (iii) make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards; nor shall any amendment adversely affect a director's rights under any option previously granted without the director's consent.

XI.   USE OF PROCEEDS

      The cash proceeds received by the Company from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

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XII.  REGULATORY APPROVALS

The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of any such option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it or the Common Stock issued pursuant to it.

XIII. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of California and construed accordingly,

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                               WELLS FARGO & COMPANY
                             1990 DIRECTOR OPTION PLAN



                                  Amendment No. 1



      The Wells Fargo & Company 1990 Director Option Plan (the "Plan") is hereby amended as set forth herein, effective as of January 1. 1992:

      1.   The following sentence is added as the last sentence of Section X:

"In addition, the provisions of the plan relating to eligibility for awards under the Plan and the amount, type, price and timing of awards under the Plan shall not be amended more than once every six months, other than to conform to changes to the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder."

      2. The term "Section 42211 shall be substituted for the term "Section 422A" wherever the latter shall appear in the Plan.

      3. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.